"[**]" INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                 EXHIBIT 10.41






                                 LICENSE AGREEMENT



                                  Affymetrix, Inc.
                                        and
                              Molecular Dynamics, Inc.

CONTENTS
--------
DEFINITIONS                        3

RECITALS                           6

TECHNICAL INFORMATION              6

GRANTS                             7

RECORDS, ACCOUNTS AND PAYMENTS     15

DURATION OF AGREEMENT              16

MISCELLANEOUS                      17

EXHIBIT 1                          21

2                                  22

3                                  23

4                                  24

5                                  27

6                                  28

THIS AGREEMENT is effective as of                         ("Effective Date")
between Affymetrix, Inc., a California corporation, hereinafter referred to as "Affymetrix" and Molecular Dynamics, Inc., a Delaware corporation, hereinafter referred to as "MD".

1     DEFINITIONS
      Whenever used in this Agreement, the following terms shall have the meanings set forth below:

1.1 "Affiliates" as applied to Affymetrix shall mean Affymetrix, Inc., a California U.S.A. corporation, and all present and future companies (other than Affymetrix) whose outstanding stock carrying the right to vote for or appoint directors thereof is fifty percent (50%) or more owned or controlled, directly or indirectly, by Affymetrix. "Affiliates" as applied to MD shall mean Molecular Dynamics, Inc., a Delaware corporation, and all present and future companies (other than MD) whose outstanding stock carrying the right to vote for or appoint directors thereof is eighty percent (80%) or more owned or controlled, directly or indirectly, by MD, but only for so long as such ownership or control exists. In the case of non-corporate entities, "Affiliates" shall refer to those entities where the power to control and direct management of the entity is eighty percent (80%) or more owned or controlled, directly or indirectly, by the referenced entity.

1.2 "Array Maker" shall mean a device designed to fabricate Nucleic Acid Arrays by Mechanical Fabrication Methods and specifically configured to fabricate only Nucleic Acid Arrays only by Mechanical Fabrication Methods, and otherwise subject to the restrictions herein.

1.3 "Category 1 Patent" shall refer to a United States Patent issuing on U.S. Ser. No. [**] reciting, inter alia, [**], or a United States patent claiming substantively the subject matter of such application.

1.4 "Category 2 Patent" shall refer to a) a United States Patent issuing on U.S. Ser. No. [**] reciting, inter alia, [**], or a United States patent claiming substantively the subject matter of such application; or b) a United States Patent issuing on U.S. Ser. No. [**] reciting, inter alia, [**]; or c) a United States Patent issuing on U.S. Ser. No. [**] reciting, inter alia, [**], or a United States patent claiming substantively the subject matter of such application; or d) a United States Patent issuing on U.S. Ser. No. [**] reciting, inter alia, [**], or a United States patent claiming substantively the subject matter of such application.

1.5 "Expression Analysis" means the measurement of the presence, absence, or level of an expressed messenger RNA in cells.

1.6 "GATC Compliant" shall refer to Nucleic Acid Arrays, software, or Systems meeting the standards set forth in the GATC Agreement executed on a substantially even date herewith, provided that Nucleic Acid Arrays or Systems need not meet such standards when delivered before [**]. In the event that one or both Parties cease to be a party to such GATC Agreement , the Parties will negotiate in good faith to provide substitute specifications for interoperability of their respective Systems, Nucleic Acid Arrays, and associated software. In the event that the GATC Agreement is not executed by the Parties on a substantially even date, the Parties will agree upon specifications for interoperability substantially based on the draft of the GATC Agreement in place on the Effective Date, such agreement to be reached in good faith by the Parties by [**].

1.7 "Gene" shall refer to a nucleic acid sequence encoding a distinct messenger RNA and protein as well as polymorphic variants of such sequence, provided that such polymorphic variants must have at least 99.9% homology with the underlying gene.

1.8 "Initial Period" shall mean, with respect to a particular Array Maker, the time period beginning upon the contractual commitment of MD to transfer such Array Maker to a third party (provided that such time must begin before [**]), and a) ending [**] from the date of such commitment, when such commitment is made between [**] and [**], or b) ending [**] for those Array Makers for which contractual commitments of MD are made before [**]. For those Array Makers for which MD contractually commits on or after [**], there shall be no Initial Period.

1.9 "Mechanical Fabrication Methods" shall mean any method for the fabrication of Nucleic Acid Arrays on a solid support by placement of fully synthesized nucleic acids (clonal polynucleotides or other presynthesized polynucleotides) having more than [**] bases each, solely through mechanically isolated deposition of such fully synthesized nucleic acids at specific locations on the array. Without limiting the above, it is understood that the synthesis of an array in which regions of an array are activated or prepared for placement of materials by means of controlled direction of electromagnetic energy at a portion of a support is not a Mechanical Fabrication Method.

1.10  "Metered Period" shall mean any period other than the Initial Period.

1.11 "Nucleic Acid Array" shall mean an array of diverse nucleic acids, each having at least [**], at defined locations on a solid support and fabricated by Mechanical Fabrication Methods, provided that in no part of such solid support may such diverse nucleic acids be arranged at a density of more than [**] locations per square centimeter, and all of the nucleic acids in any one Nucleic Acid Array may represent no more than [**] Genes.

1.12  "Party(ies)" shall refer to Affymetrix and/or MD.

1.13 "Patent Rights" shall mean claims, or the equivalent of claims of "Affymetrix' Patent Rights" or "MD's Patent Rights," as appropriate, directed to and/or primarily useful in connection with Nucleic Acid Arrays. "Affymetrix' Patent Rights" shall be those arising from, and only those arising from, the patents and applications listed in Exhibit 1, as well as the inventions disclosed and claimed therein, and all continuations, continuations-in-part, divisions, reexaminations, and reissues thereof, and any corresponding foreign patent applications that may be filed in the future claiming priority thereto and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon that are based on one or more of the patents or applications in Exhibit 1, including the patent rights of third parties for which Affymetrix obtains the right to grant sublicenses pursuant to sublicensing rights in connection with and obtained as part of a license grant of the Affymetrix Patent Rights to such third party pursuant to terms equivalent to Section 4. "MD's Patent Rights" shall be those arising from, and only those arising from, the patents and applications listed in Exhibit 2, as well as and the inventions disclosed and claimed therein, and all continuations, continuations-in-part, divisions, and reissues thereof, and any corresponding foreign patent applications that may be filed in the future claiming priority thereto and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon. The term "Patent Rights" as defined above includes only said claims under which the herein-designated company has the right at any time during the life of this Agreement to make the herein-contained grants, in each instance to the extent, and subject to the terms and conditions, including the obligation to account to or make payments to others, under which the herein-designated company shall have such right.

1.14 "Research Market Array Maker" shall mean an Array Maker designed, manufactured, or sold to (and only to) not-for-profit research institutions, specifically including university and government research institutions, (without right of subsequent transfer) for lower-throughput and lower density research purposes than Array Makers otherwise licensed hereunder. Research Market Array Makers shall not be available for sale or transfer to third parties before [**]. Research Market Array Makers shall be subject to the terms and conditions herein relating to Array Makers except that a) such Research Market Array Makers shall be adapted to make Nucleic Acid Arrays not be configured to fabricate Nucleic Acid Arrays having more than [**] genes per array and not more than [**] array elements per square centimeter, and b) shall be subject to the lower royalty provisions of Section 5.9 herein.

1.15 "System" shall mean one or more readers, hybridization devices, computer work stations, and/or single copies of software associated therewith specifically configured (but not necessarily exclusively configured) for use with Nucleic Acid Arrays and to be used for extraction and processing of data from such Nucleic Acid Arrays (and not including, for example, Array Makers).

1.16  "Technical Information" shall mean:  (a) the software identified in
      Exhibit 3 in object code form; (b) associated documentation related to such software directed to and/or primarily useful in connection with Nucleic Acid Arrays; and (c) reasonable enhancements thereto heretofore or hereafter acquired by the designated party prior to

      [**] after the Effective Date of the Agreement, as well as the copyright and trade secret rights therein. Notwithstanding the above, "Technical Information" includes only such software, associated documentation, and enhancements as the herein-designated party has the right at any time during the life of this Agreement to disclose, and in each instance only to the extent that and subject to the terms and conditions, including the obligation to account to or make payments to others, under which the herein-designated party shall have the right to disclose such information to others.

2     RECITALS

2.1 MD has requested that Affymetrix grant MD a license under Affymetrix's Patent Rights and Technical Information to make, use, import, lease, distribute, and sell Nucleic Acid Arrays, as well as associated Systems and Array Makers. Affymetrix is willing to grant such a license to MD on the provisions herein set forth.

3     TECHNICAL INFORMATION

3.1 Affymetrix has developed Affymetrix' Technical Information which includes a software suite for data extraction and image processing. Affymetrix shall, promptly following execution of this Agreement and in accordance herewith, permit MD to utilize Affymetrix' Technical Information for the purpose of the commercial development of Nucleic Acid Arrays and associated Systems. Affymetrix shall thereafter, from time to time and upon MD's request, make available to MD any additional Technical
      Information developed by or on behalf of Affymetrix.   Affymetrix will
      deliver object code versions of the software associated with the Technical Information to MD. MD will license software only in object code form.

3.2 Affymetrix and MD agree: (a) to use reasonable efforts to protect the confidential nature of the other Party's Technical Information; (b) not to disclose the same to others, except to the extent reasonably necessary to carry out operations licensed hereunder; and (c) to use the same only pursuant to the terms of this Agreement. However, the foregoing commitments shall not extend to any portion of Technical Information (i) which was in the possession of the receiving Party prior to receipt of same without an obligation of confidentiality; (ii) which is now, or hereafter becomes through no act or failure to act on the part of the receiving Party, generally known to the nucleic acid array industry on a non-confidential basis; or (iii) which is hereafter disclosed to the disclosing Party by others if said others have imposed no restriction on disclosure by the disclosing Party; or (iv) is independently developed by the Party; or (v) is required to be disclosed pursuant to court or agency order.

3.3 From time to time during the life of this Agreement, at Affymetrix' request, MD shall make MD's Technical Information available to Affymetrix.

3.4 Affymetrix and MD will advise the other with reasonable promptness and detail of Technical Information developed after the Effective Date.

4     GRANTS

4.1 Subject to the terms and conditions of this Agreement, Affymetrix grants to MD a nontransferable, nonexclusive, worldwide, royalty bearing license under Affymetrix' Patent Rights and Technical Information to make, (but not have made), use for internal array development programs and pharmaceutical or diagnostic research (such use rights not including the right to license or distribute expression databases, or perform therapeutic or pharmaceutical development on a service or similar basis), import, lease, distribute, offer for sale, and sell (in the case of products other than software) a) GATC Compliant Nucleic Acid Arrays, and
      b) GATC Compliant Systems for use with and only for use with GATC Compliant Nucleic Acid Arrays licensed hereunder, all to the extent that such Nucleic Acid Arrays or Systems are covered by Affymetrix' Patent Rights and/or Affymetrix's Technical Information. Such license shall not include the right to sublicense, except that MD shall have the right to sublicense single copies of Affymetrix' Technical Information (without the right to further sublicense) for use with GATC Compliant Systems
      leased, sold, or transferred by MD pursuant to this Agreement.   It is
      understood that the rights conveyed herein do not include the right for MD to use, have used, or license or otherwise permit any third party to use the Nucleic Acid Arrays (including those made by Array Makers) for database development for external distribution, service based target or drug discovery, or product development of other nucleic acid analysis technologies. It is further understood that while the sale of Systems or licensing of Technical Information to third parties is permitted even though such Systems are or may be useful to read, prepare, or process data from nucleic acid arrays having a density greater than the density of Nucleic Acid Arrays licensed herein or in applications other than the Nucleic Acid Arrays licensed herein (such as those made by Affymetrix), no express or implied license to make, have made, use, import, lease, distribute, offer for sale, sell or transfer such higher density nucleic acid arrays or nucleic acid arrays for other applications is granted or is to be inferred or implied hereunder except as to those nucleic acid arrays made by Affymetrix or licensed by Affymetrix. Notwithstanding anything to the contrary in this Section 4.1, Nucleic Acid Arrays are licensed hereunder only to the extent that such Nucleic Acid Arrays are
      a) used, leased, distributed, or sold only for research use only; and b) designed and marketed only for use and used in Expression Analysis studies; and c) are for single use only, and d) are sold, leased, or otherwise transferred with contractual and label restrictions on use consistent with this agreement, which provisions may be reasonably reviewed by Affymetrix. It is understood that MD may have subassemblies made under this license that would not, but for this license, infringe the intellectual property rights granted herein. The Parties will agree to appropriate royalty and support terms for additional copies of the Technical Information to be used in the Systems.

4.2 Subject to the terms and conditions of this Agreement, Affymetrix grants to MD a nontransferable, nonexclusive, worldwide, royalty-free license under Affymetrix' Patent Rights to make (but not have made), and use Array Makers for internal array development and manufacturing development programs. It is understood that MD may have subassemblies made under this license that would not, but for this license, infringe the intellectual property rights granted herein.

4.3 During the term and subject to the terms and conditions of this Agreement and during the Initial Period or the Metered Period as applicable (if any), Affymetrix grants to MD a nontransferable, nonexclusive, worldwide, royalty bearing license under Affymetrix' Patent Rights and Technical Information to make, (but not have made), use for internal array development programs and pharmaceutical or diagnostic research (such use rights not including the right to license or distribute expression databases, or perform therapeutic or pharmaceutical development on a service or similar basis), import, lease, distribute, offer for sale, and sell (in the case of licensed products other than software) Array Makers for the manufacture of GATC Compliant Nucleic Acid Arrays to the extent that such Array Makers or the use of such Arrays Makers or Nucleic Acid Arrays made therewith (or use thereof) are covered by Affymetrix' Patent Rights and/or Affymetrix' Technical Information. Such license shall not include the right to sublicense. Such license shall be considered to include a license for the Array Makers sold prior to the date of this Agreement only to the entities in Exhibit 5. It is understood that the rights conveyed herein do not include the right for MD or those acquiring Array Makers pursuant to this Agreement to use, have used, or license or otherwise permit any third party to use the Nucleic Acid Arrays made with such Array Makers for database development for external distribution, for service based target or drug discovery, or manufacture Nucleic Acid Arrays for resale or other transfer to third parties. Nucleic Acid Arrays made with the Array Makers licensed hereunder will be licensed only to the extent that such Nucleic Acid Arrays are a) used, leased, distributed, or sold for research use only; and b) designed, marketed and used only in Expression Analysis studies; and c) are for single use only, and d) are sold or otherwise transferred with contractual and label restrictions on use consistent with this agreement, which provisions may be reasonably reviewed by Affymetrix. In no event may MD transfer more than [**] Array Makers pursuant to the license hereunder to a single third party or its Affiliates, except as to [**], to which MD will not transfer more than [**] Array Makers pursuant to the license hereunder when such Array Makers are to be licensed in an Initial Period. During the Metered Period, MD may provide additional Array Makers to its customers. It is understood that a particular customer of MD may wish to order more than the above recited [**] or [**] Array Makers, and when MD is contractually obligated to provide such Array Makers they may be provided by MD, provided that any such Array Makers in excess of the above limits will be considered as being in the Metered Period upon their delivery to the customer of MD. In the event that MD is committed to deliver more than the above numbers of Array Makers before the Effective Date to the customers in Exhibit 5, MD and Affymetrix will negotiate for appropriate metering rates for such Array Makers pursuant to Section 5, upon which such Array Makers will be licensed hereunder.

      It is understood that MD may have subassemblies made under this license that would not, but for this license, infringe the intellectual property rights granted herein.

4.4 Research Market Array Makers will be subject to the provisions of this Agreement related to Arrays Makers. In addition, Research Market Array Makers may be used and are licensed only to the extent they are used in the generation of scientific information for general publication, and without pursuit of intellectual property rights thereon. Any further uses, including the patenting of information or discoveries created with the Research Market Array Maker, the creation of arrays for sale to third parties, the performance of services or tests on a paid basis for third parties, and the creation of database or informatics products for sale to third parties will not be licensed hereunder except to the extent that any such purchaser agrees to abide by the terms of Affymetrix' then current Academic User Center (or then equivalent) agreement providing for Affymetrix rights to either a) have access to such intellectual property, or b) share in royalties generated by such intellectual property. Each Research Market Array Maker sold, leased, or otherwise transferred by MD will be sold with written consent to and conditioned upon such terms.

4.5 It is understood that MD may wish to perform a service business using Nucleic Acid Arrays during the Term of this Agreement. Affymetrix will negotiate in good faith to license such service business at rates otherwise consistent with its then current pricing models.

4.6 MD may grant sublicenses (without the right to further sublicense) to the Technical Information in association with the bona fide sale, lease, or transfer of Systems or Nucleic Acid Arrays, provided that any such license of the Technical Information: a) will allow any sublicensee access only to object code versions of any software included within such grant; and b) any such grant includes provisions the same as or substantially identical to those in Exhibit 4. MD will maintain all trademark and copyright notices of Affymetrix in such Technical Information sublicensed to a third party.

4.7 Affymetrix shall provide support for the Technical Information commensurate with standard industry practices (under standard terms and conditions) to MD, its Affiliates, and their customers who have received Technical Information in connection with the bona fide sale, lease, or transfer of Systems or Nucleic Acid Arrays by MD or its Affiliates pursuant to the licenses granted hereunder. In addition, upon MD's request, Affymetrix shall escrow a source code version of the Technical information with an escrow agent mutually agreeable to the parties, which escrowed source code shall be accessible to MD in the event that Affymetrix shall default on or be unable to perform its support obligations, or as a result of insolvency, bankruptcy, or if Affymetrix otherwise ceases in the relevant business.

4.8 MD and Affymetrix will reasonably meet and confer to determine if it is reasonably feasible to retrofit Systems that are not GATC Compliant, but which are licensed hereunder, to permit such Systems to utilize probe arrays of low and/or high density made by Affymetrix.

4.9 In the event that a third party brings a lawsuit or is otherwise involved in administrative or other similar disputes with a Party regarding intellectual property rights, the Party that is subject to such action may provide written notification of such action, along with notification that it wishes to discontinue sales, if any, of products that would otherwise have been licensed hereunder to such third party, and terminating the licenses herein with respect to such third party. The Party receiving such notice will, subject to prior contractual commitments, use reasonable efforts to discontinue sales of products licensed hereunder to such third party or, if no such sales have occurred, to prevent such sales in the future. MD acknowledges that Affymetrix has provided notice of two such third parties, and MD understands that any products transferred to such third parties are not licensed hereunder.

4.10 Subject to the terms and conditions of this Agreement, MD grants to Affymetrix, which grant is extendible by Affymetrix to its Affiliates without accounting therefor to MD, a worldwide, nonexclusive license under MD's Patent Rights to make, have made, use, import, lease, distribute, offer for sale, and sell high density arrays of nucleic acids and systems for use therewith to the extent used to analyze such high density arrays of nucleic acids.

4.11 It is recognized that up to [**] may be sold by MD to [**] pursuant to an existing contract between MD and [**] and in accordance with the rights and obligations of this Agreement. The Parties recognize, however, that [**] may not agree to be bound by all of the the terms of this license relating to database distribution in Section 4.3. To the extent that [**] does not comply with the database distribution restrictions in
      Section 4.3 and to the extent that such [**] are otherwise sold by MD in accordance with this Agreement, Affymetrix, on behalf of itself, and its Affiliates, heirs, executors, assigns, agents and representatives hereby fully and forever releases MD and its heirs, executors, assigns, agents, and representatives from any claim or cause of action, under any thery of liability, known or unknown, fixed or contingent, that any of them may have arising from or relating to Affymetrix Patent Rights and/or Technical Information from the beginning of time up to the Effective Date on account of [**] lack of non-compliance, performance, or lack of agreement to comply with such database distribution restrictions with respect to such three instruments. Such release shall in no manner be construed to extend to [**] whether by implication, license, or otherwise and, further, shall not extend to future acts of MD beyond the supply of such [**] to [**].

4.12 MD, on behalf of itself, and its Affiliates, heirs, executors, assigns, agents and representatives hereby fully and forever releases Affymetrix and its heirs, executors, assigns, agents and representatives from any claim or cause of action, under any theory of liability, known or unknown, fixed or contingent, that any of them may have arising from or relating to MD Patent Rights from the beginning of time up to the Effective Date on account of the manufacture, use, or sale of high density nucleic acid arrays and systems to analyze such high density nucleic acid arrays.

4.13 Subject to the terms and conditions of this Agreement, MD grants to Affymetrix the royalty-free right to grant nonexclusive licenses under MD's Patent Rights to others licensed by Affymetrix under Affymetrix' Patent Rights for use with Nucleic Acid Arrays and Systems; provided, however, that Affymetrix may grant such licenses under MD's Patent Rights only to others whose Patent Rights are included within the Affymetrix Patent Rights.

4.14 Nothing in this Agreement shall be construed to obligate either party to sue alleged infringers under such party's Patent Rights and Technical Information. Any determination to take any action against such alleged infringers shall be in such party's sole discretion.

4.15 MD shall include with all Nucleic Acid Arrays (including Nucleic Acid Arrays made with Array Makers) and Systems leased, distributed, sold, or otherwise transferred hereunder reasonable package markings, product markings, contractual restrictions, and/or user manual instructions indicating that such products are licensed: (a) for research purposes only; (b) only for Expression Analysis studies or studies otherwise licensed by Affymetrix (it being understood that the Parties may chooses upon mutual written consent to modify this limitation); and (c) for single use only, and (d) with restrictions on the distribution of databases or services based on the use of arrays herein, and (e) only consistent with the licenses herein. MD shall diligently police and enforce such restrictions.

4.16 MD shall attach a label on each Nucleic Acid Array, System and/or associated documentation sold, leased, or otherwise transferred hereunder reasonably reflecting patent numbers of a) issued US device patents covering such product, and b) other appropriate intellectual property rights notices, and will reasonably modify such label periodically at the direction of Affymetrix. Affymetrix shall attach a label on each Nucleic Acid Array, System and/or associated documentation reasonably reflecting patent numbers of a) issued US device patents covering such product, and
      b) other appropriate intellectual property rights notices, and will reasonably modify such label periodically at the direction of MD.

4.17 The licenses granted herein are granted on the understanding that MD will use commercially reasonable efforts to develop, manufacture, and market Nucleic Acid Arrays and Systems, and MD agrees to use such commercially reasonable efforts to develop, manufacture, and market Nucleic Acid Arrays, and Systems. If during the term of this Agreement Affymetrix reasonably believes that MD has discontinued commercially reasonable efforts to develop, manufacture, and market Nucleic Acid Arrays and/or Systems, Affymetrix may provide written notice to MD of such reasonable belief, along with notification that it intends to terminate the licenses herein In the event that MD disagrees with such assertions by Affymetrix, MD may provide reasonable evidence of its continued reasonable commercial efforts under suitable terms of confidentiality. In the absence of such reasonable evidence, Affymetrix may, thereafter, on 6 months written notice, terminate this Agreement.

4.18 MD may extend the licenses granted herein to its Affiliates provided such Affiliates agree in writing to be bound by the terms and conditions of this Agreement, and further provided that MD agrees to be liable and indemnify Affymetrix for the activities of such Affiliates.

5     FEES

5.1 At the time and in the manner hereinafter provided, MD shall pay to Affymetrix for each Nucleic Acid Array a) leased, sold, or otherwise transferred pursuant to the license granted under Section 4 hereof, or b) used for internal pharmaceutical research and development purposes (but not used solely for development of Arrays Makers, Systems or Nucleic Acid Arrays), a royalty pursuant to Table 1. The royalty shall be payable based on [**] prices in Table 1 are the number of dollars to be paid to Affymetrix [**].


---------------------------------------------------------------
 Royalty [**]
---------------------------------------------------------------
     [**]                  [**]
---------------------------------------------------------------
              [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------
 [**]         [**]         [**]         [**]         [**]
---------------------------------------------------------------

5.2 The royalties and operating fees, and the licenses herein, cover arrays made with up to [**]. In the event that MD reasonably believes at a future date that [**] are reasonably required to competitively market Nucleic Acid Arrays or Array Makers, MD and Affymetrix will reasonably confer and agree upon appropriate royalty levels for such Nucleic Acid Arrays and/or Array Makers using the royalty and operating fee structures set forth herein as guiding factors, provided that in no event will the licenses granted herein cover Nucleic Acid Arrays representing more than [**] unless agreed to in writing by Affymetrix. In addition, if MD is required to license probe array based intellectual property from third parties that make the above royalty rates unsupportable, MD and Affymetrix will negotiate in good faith with each other to modify the above royalty structure and/or the third party royalty rates that should be paid.

5.3 In the event that a) MD reasonably believes that it cannot support the above royalty rates and operating fees under a reasonable business model for the sale, lease, or transfer of Nucleic Acid Arrays sold pursuant to this Agreement after commercial efforts to implement such business model as a result of such royalty rates, and b) Affymetrix is not taking reasonable efforts to mitigate infringement of its intellectual property rights, MD will provide written notification to Affymetrix, along with reasonable documentation of the basis of such assertion. MD and Affymetrix will reasonably confer and identify alternative license fees and or structures to support a reasonable business model for the sale of Nucleic Acid Arrays licensed pursuant to this Agreement.

5.4 If in any calendar year following the [**] anniversary of this Agreement the royalties and operating fees generated by MD's licensed operations hereunder are less than [**], then Affymetrix shall have the right, exercisable within the period of ninety (90) days following the end of the said year, to terminate this Agreement on sixty (60) days' written notice to MD; provided, however, that MD shall have the right but not the obligation, before the expiration of the said sixty (60) days following the date of said notice of termination, to pay any differences between the royalties and operating fees so accruing and the foregoing amount and maintain this Agreement and the license granted to MD in full force and effect, subject to Affymetrix' rights to terminate this Agreement pursuant to any of Sections 7.3 through 7.5 hereunder.

5.5 In partial consideration of the rights and waivers herein MD shall pay to Affymetrix [**] upon MD's execution of this Agreement. Such payment shall be subject to refund as follows: a) if a Category 1 patent has not issued by [**] shall be refunded, and b) if a Category 2 patent has not issued by [**] shall be refunded.

5.6 During the Initial Period, and as to Array Makers (excluding Research Array Makers) transferred to third parties under contracts in which MD has committed to transfer such Array Makers pursuant to agreements effective before [**] MD will pay to Affymetrix an operating license fee for the usage of the Array Makers during the period beginning when the Category 1 and/or 2 Patents, as applicable, are issued: a) [**] per calendar year for each calendar year in which a Category 1 Patent is issued, pro-rated for the number of months in such calendar year in which such Category 1 Patent is issued, and provided that this payment shall not be payable with respect to Array Makers specifically configured to make Nucleic Acid Arrays at a density of less than [**], and b) [**] per calendar year for each calendar year in which a Category 2 Patent is issued, pro-rated for the number of months in such calendar year in which such Category 2 Patent is issued. The foregoing operating license fees are a proxy for usage fees for the Array Makers. The fees recited in this Section may be made in equal quarterly installments during the applicable calendar year in which such payments are due.

5.7 MD will reasonably gather data regarding the Array Makers (excluding Research Array Makers) sold pursuant to this Agreement to determine the approximate use rate and type of use (density of arrays, etc.) by users of such Array Makers. Before [**] the Parties will meet and confer regarding an appropriate and reasonable metering system (such as, for example, monitoring of reagent usage, software usage monitoring, etc.) that may be used to apply reasonable royalties and operating fees to the use of such Array Makers reflective of the rates recited herein for Array Makers and Nucleic Acid Arrays. During the Metering Period, the royalties and operating fees payable on any such Array Makers will be based upon such agreed metering mechanism.

5.8 Until such time as Affymetrix provides MD written notification of the issuance of a Category 1 Patent, MD may discount the royalties and operating fees payable on Nucleic Acid Arrays pursuant to Sections 5.1 and 5.6 herein by [**]. Until such time as Affymetrix provides MD written notification of the issuance of a Category 2 Patent, MD may discount the royalties and operating fees payable on Nucleic Acid Arrays pursuant to Sections 5.1 and 5.6 herein by [**]. It is understood during such time as neither a Category 1 Patent or a Category 2 Patent is issued, MD may discount the royalties and operating fees payable on Nucleic Acid Arrays pursuant to Sections 5.1 and 5.6 herein by [**].

5.9 Molecular Dynamics shall pay to Affymetrix a one-time royalty on each Research Market Array Maker and reagents sold therefor equal to [**] of the net sales revenue (F.O.B. Sunnyvale) of such Research Market Array Makers and reagents sold therefor.

5.10  MD may discount the royalties/operating fees payable pursuant to Section
      5.1 herein on the sale of Nucleic Acid Arrays by [**] in those cases where the Genes represented on the Nucleic Acid Arrays are from an organism listed in Exhibit 6.

5.11 If, under similar conditions and on substantially the same terms as this Agreement, other than royalty terms, Affymetrix shall hereafter enter into another agreement making available to any person, firm or company (other than any national government or branches or agencies of any national government, or any Affiliate(s) of Affymetrix) a license or immunity from suit for any country or countries, otherwise of the same scope as the licenses and immunities granted MD under this Agreement, wherein the terms taken as a whole are more favorable than those granted in this Agreement, then MD shall, at MD's election to be exercised within ninety (90) days from the date of Affymetrix' notification, be entitled to the benefit of such more favorable terms in such country or countries as of and subsequent to the effective date of the grant by Affymetrix of such more favorable terms, so long as such more favorable terms shall be available to such other licensee, provided that in any such event MD shall at the same time accept any and all other terms, conditions and limitations imposed on such other licensee, whether or not they are directly related to such more favorable terms. Affymetrix shall reasonably notify MD of any agreement which provides Affymetrix of the benefits of this paragraph.

6     RECORDS, ACCOUNTS AND PAYMENTS

6.1 The royalties and operating fees payable by MD to Affymetrix as provided in Article 5 shall be paid on or before the last day of February, May, August and November in each calendar year for MD's operations hereunder during the respective immediately preceding calendar quarter. MD will at the same time deliver to Affymetrix a certified statement of one of MD's officers, on forms which may be provided or prescribed therefor by Affymetrix, accounting for royalties and operating fees payable hereunder, or showing that no royalty is payable.

6.2 In keeping with established bookkeeping and accounting practices, MD shall maintain, for a period of two (2) years following the end of the calendar year in which any royalties and operating fees are payable, appropriate books and records fully adequate to show the full amount of royalty payable under this Agreement, including, but not limited to, books and records showing each sale, lease, or other transfer of Nucleic Acid Arrays or Systems, the net invoice price for said sale, lease, other transfer, and sublicense, the name and address of the purchaser, lessee, transferee and/or sublicensee, as appropriate. Affymetrix shall have the right, at any time during regular business hours and upon 10 days notice, to make such examination as Affymetrix deems necessary to verify said records and books of account. In the event that such examination reveals a discrepancy between the royalties and operating fees payable hereunder and the royalties and operating fees actually paid, all such additional royalties and operating fees, together with interest from the date when such additional royalties and operating fees would have been due, shall be paid to Affymetrix within thirty (30) days of written notice from Affymetrix of such discrepancy. Such notice shall be deemed to be notice of default under Section 7.5 hereunder. Any such audit shall be at Affymetrix sole expense and performed by a nationally recognized accounting firm under reasonable obligations of confidentiality. In the event that a deficiency of more than [**] is discovered, the audit shall be at MD expense.

6.3 All payments provided for in this Agreement refer to lawful money of the United States of America. All payments shall be made by MD to Affymetrix at the office of Affymetrix designated in Section 8 and shall be made in the full amounts as herein specified; provided, however, that deduction may be made from such payments by MD for amounts lawfully required to be withheld and paid by MD in respect of any income tax levied or assessed upon such payments by, and in accordance with the laws of, any foreign government but only in respect to sales and leases by MD in the foreign country imposing such income tax.
      Affymetrix shall have the right at any time or from time-to-time to contest by appropriate proceedings the validity or amount of any such income tax withheld. If so requested by Affymetrix, MD will make such payments under protest, and, on behalf and at the expense of Affymetrix, take such other action and render all reasonable assistance that may be required by Affymetrix in the prosecution of any such proceedings. MD will obtain and forward to Affymetrix tax credit receipts or vouchers for all income taxes thus withheld and paid by MD.
       As used herein, "income tax" shall mean a tax on income imposed by a country other than the United States of America or by any possession or territory of the United States of America, for which a foreign tax credit is allowed by the Government of the United States of America.
      All late payments shall bear interest at the rate of 1.5% per month, unless the maximum amount allowed by law is lower, in which case all late payments shall bear interest at the maximum permitted rate.

6.4 If one or more of the payments required to be made herein is not made by its due date, and if such payment or payments, plus interest, is not made prior to forty five (45) days after notice from Affymetrix of such delinquency, then Affymetrix may, at its sole option, terminate this Agreement on the fifteenth day after written notice is given to MD that it intends to terminate this Agreement.

6.5 All payments herein shall be made in United States of America dollars in the form of a check drawn on a United States bank.

7     DURATION OF AGREEMENT

7.1 Unless earlier terminated as provided below, this Agreement shall remain in full force and effect until January 1, 2008.

7.2 At any time after one (1) year following the Effective Date of this Agreement, MD may terminate this Agreement upon sixty (60) days' prior written notice to Affymetrix.

7.3 In the event that MD intends to file any petition, answer, or other proceeding in bankruptcy, MD will use reasonable efforts to give Affymetrix reasonable advance written notice prior to filing such petition and provide Affymetrix reasonable adequate opportunity to review and oversee any reorganization or disposal of MD's relevant assets (to the extent applicable to the intellectual property rights herein granted) to ensure strict compliance with this Agreement. Failure to comply with this Section shall be considered a material breach which may not be remedied.

7.4 In the event that MD files, or intends to file any petition, answer, or other proceeding in bankruptcy, Affymetrix will have the right, but not the obligation, to terminate this Agreement by providing written notice.

7.5 If either party should fail to perform any obligations under this Agreement, the other party may give written notice to the defaulting party calling attention to the default. In the event of a material breach or default, unless said breach or default is corrected within thirty (30) days after such notice, said other party shall thereafter have the right to terminate this Agreement upon thirty (30) days' prior written notice to said defaulting party. Said right to terminate for default shall be in addition to, and without prejudice to the exercise of, any other remedies available in law or equity.

7.6 No termination of this Agreement shall in any way affect MD's obligations pursuant to Articles 5 and 6 to pay royalties and operating fees, deliver statements, and maintain books and records under this Agreement accrued prior to such termination, or MD's or Affymetrix's obligations pursuant to Section 3.2. Furthermore, no termination of this Agreement shall in any way affect Affymetrix's rights under Sections 4 above.

8     MISCELLANEOUS

8.1 MD and Affymetrix will appropriately mark all licensed products hereunder with applicable intellectual property rights notices as may be reasonably be provided from time to time by the other Party. In addition, all product manuals and instruments to be sold as or in conjunction with Nucleic Acid Arrays, Systems, or Array Makers shall include the following notice, such notice to be reasonably modified upon notice from Affymetrix provided that any such modification is consistent with the terms and conditions of this Agreement:

          LIMITED LICENSE: NUCLEIC ACID ARRAYS, ARRAY MAKERS, SYSTEMS (INSTRUMENTS, SOFTWARE, AND REAGENTS) ARE LICENSED FOR RESEARCH USE ONLY. NO IMPLIED RIGHT TO MAKE, USE, HAVE MADE, OFFER TO SELL, LEASE, DISTRIBUTE, SELL, OR IMPORT NUCLEIC ACID PROBE ARRAYS OR ANY OTHER PRODUCT IN WHICH AFFYMETRIX OR MOLECULAR DYNAMICS HAS PATENT RIGHTS IS CONVEYED BY THE SALE OF PROBE ARRAYS, INSTRUMENTS, SOFTWARE, OR REAGENTS HEREUNDER. THIS LIMITED LICENSE PERMITS ONLY THE USE OF THE PARTICULAR PRODUCT(S) THAT THE USER HAS PURCHASED FROM AFFYMETRIX OR LICENSED AND SOLD BY MOLECULAR DYNAMICS, OR PERMITTED LICENSEES, AND MAY NOT BE USED IN DATABASE GENERATION FOR EXTERNAL LICENSE OR SALE, OR FOR SERVICE BASED PHARMACEUTICAL RESEARCH.

8.2 Affymetrix warrants that the Technical Information does not infringe the copyrights or trade secret rights of a third party, and will indemnify MD against any claims based on the infringement of third party copyrights or trade secret rights. THIS WARRANTY STATES THE ENTIRE LIABILITY FOR INFRINGEMENT OF THIRD PARTY

      INTELLECTUAL RIGHTS ARISING FROM THE SALE OF PRODUCTS UNDER THIS
      AGREEMENT.

8.3 Nothing in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto without the express written approval of the other party.

8.4 Each of Affymetrix and MD represents and warrants that it neither owns or controls any patent or patent application which would be necessary for the other party to exercise the rights granted herein and which is not licensed hereunder. MD and Affymetrix warrant that they each have the full right to enter into this Agreement. Nothing in this Agreement shall be construed as a warranty or representation by Affymetrix or MD as to the validity or scope of any of the Patent Rights, a warranty or representation by either party that any manufacture, sale, use, or other disposition of the products licensed hereunder will be free from infringement of patents, utility models, and/or design patents other than those Patent Rights for which licenses are extended hereunder. Nothing in this Agreement shall be considered as conferring any warranty or representation as to the usefulness, marketability, or merchantability of any products sold within the scope of the licenses hereunder. Affymetrix and MD agree to hold the other harmless from any personal injury or products liability claims made as a result of the sale of products licensed hereunder.

8.5 The Parties will retain the terms of this Agreement in strict confidence, except as may be required by regulatory agencies or courts, and will then use all reasonable precautions to maintain the terms of this Agreement confidential.

8.6 This Agreement is not assignable by MD by operation of law or otherwise without the prior written consent of Affymetrix including in the event of acquisition of the assets or stock of MD without the consent of Affymetrix, which will not be unreasonably withheld, except in the case of companies directly competitive with Affymetrix. Affymetrix may assign this Agreement, without the prior written consent of MD, to any entity acquiring all or substantially all of Affymetrix' Nucleic Acid Array licensing business. No assignment of this Agreement shall be valid until all obligations under this Agreement shall have been assumed in writing by the assignee.

8.7 This Agreement is executed by the parties with the understanding that it embodies the entire agreement between the parties pertaining to the subject matter of this Agreement and there are no representations, warranties or other commitments, written or oral, pertaining to the subject matter of this Agreement which are not embodied in this Agreement.

8.8 MD and Affymetrix represents that they are familiar with the Export Administration Regulations comprising the compilation of official regulations and policies governing the export licensing of commodities and technical data promulgated by the United States

      Department of Commerce, Bureau of International Commerce, Office of Export Administration. Notwithstanding any other provisions of this Agreement, and each assures the other that with respect to all information and licenses furnished by or under this Agreement, that it will comply with such official regulations.

8.9 It is understood and agreed between the parties that the Technical Information made available to each Party shall all be provided "as is" without any warranties, express or implied. THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED FROM THIS WARRANTY AND FROM THE TERMS OF THIS CONTRACT BY AGREEMENT OF THE PARTIES. In no event will Affymetrix or MD be liable for lost or prospective profits or indirect or consequential damages even if Affymetrix or MD has been advised of the possibility of such damages.

8.10 The addresses of the parties hereto for all purposes of this Agreement shall be as follows:

      Affymetrix:
          Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051
          Attn: President



      MD:
          Molecular Dynamics, Inc.
          928 East Arques Avenue
          Sunnyvale, CA 94086
          Attn: President

      All correspondence relating to this Agreement shall be deemed to have been duly communicated to the addressee upon the confirmed facsimile transmission or prepaid express mailing to the party entitled thereto at its above address or at such address as it may from time-to-time designate in writing to the other party.

8.11 In the event that any provision of this Agreement is held invalid or unenforceable for any reason, such unenforeceability shall not affect the enforceability of the remaining provisions of this Agreement, and all provisions of this Agreement shall be construed so as to preserve the enforceability hereof.

8.12 The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

8.13 This Agreement is made and shall be construed in accordance with the local laws of the State of California, U.S.A. without regard to the doctrine of conflict of laws.

8.14 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the dates hereinafter indicated.

                                        Affymetrix, Inc.

                                        By:
                                           ---------------------------
                                        Title:
                                              ------------------------
                                        Date:
                                             -------------------------

                                        Molecular Dynamics,  Inc.

                                        By:
                                           ---------------------------
                                        Title:
                                              ------------------------
                                        Date:
                                             -------------------------

EXHIBIT 1
AFFYMETRIX PATENT LISTING (BY AFFYMETRIX FILE NO.)

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
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                                       21

EXHIBIT 2
MD PATENT LISTING (BY PATENT NO. OR MD FILE NO.)


[**]
[**]
[**]

EXHIBIT 3
LICENSED SOFTWARE PACKAGES


GeneChip-Registered Trademark- System Software (current version)
GeneChip Expression Analysis Software (Cat No. 900136)

EXHIBIT 4
SOFTWARE LICENSE PROVISION

END-USER LICENSE AGREEMENT

IMPORTANT-READ CAREFULLY: This End-User License Agreement ("Agreement") is a legal agreement between you and Affymetrix, Inc. ("Licensor"), the licensor of the software products ("Software Products") accompanying the diagnostic or analytical system ("System") you have acquired from Affymetrix or a distributor of the System ("Distributor"). The Software Products include computer programs, associated storage media, associated documentation, and any other information regarding the software products listed below. If the Software Products are not accompanied with a System, you may not use, copy or read the Software Products. By installing, copying, reading, or otherwise using the Software Products, you agree to be bound by the terms of this Agreement. If you do not agree to the terms of this Agreement, Licensor is unwilling to license the Software Products to you. In such event, you may not use, copy or Distributor for instructions on return of the Software Products. This Agreement represents the entire agreement concerning the Software Products between you and Licensor, and it supersedes any prior proposal, representation, or understanding between the parties.


The Software Products are protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The Software Products are licensed, not sold, to you by Licensor for use only under the terms of this Agreement, and Licensor reserves any rights not expressly granted to you.

1. License Grant.   This Agreement grants to you, and you accept, a nonexclusive license to use the Software Products. The computer programs of the Software Products ("Computer Programs") may only be used on the System. Further, the Computer Programs may only be used in their machine-readable, object code form. You agree that you will not assign, sublicense, transfer, pledge, lease, rent, or share your rights under this Agreement. You agree that you may not modify or prepare derivative works of the Software Products. You agree that you may not reverse engineer, decompile, disassemble, or otherwise translate the Computer Programs. The Software Products are for RESEARCH USE ONLY. You agree not to use the Software Products in any setting requiring FDA or other regulatory approval.

The Computer Programs may be loaded on the System in both temporary and permanent storage, and the associated storage media may be utilized for backup purposes. In addition, you may make one copy of the Computer Programs on a backup storage media for the purpose of backup. Except as authorized under this paragraph, no copies of the Software Products or any portions thereof may be made by you or any person under your authority or control.

2. Licensor's Rights.   You acknowledge and agree that the Software Products are
proprietary products of Licensor protected under copyright and other intellectual property laws. You further acknowledge and agree that all right, title, and interest in and to the Software Products, including associated intellectual property rights, are and shall remain with Licensor. This Agreement does not convey to you an interest in or to the Software Products, but only a limited right of use revocable in accordance with the terms of this Agreement. You agree to keep confidential and use your reasonable efforts to prevent and protect the Software Products from unauthorized disclosure or use. LIMITED LICENSE: PROBE ARRAYS, INSTRUMENTS, SOFTWARE, AND REAGENTS ARE LICENSED FOR RESEARCH USE
ONLY. NO IMPLIED RIGHT TO MAKE, HAVE MADE, USE, LEASE, DISTRIBUTE, OFFER TO SELL, SELL, OR IMPORT OLIGONUCLEOTIDE PROBE ARRAYS OR ANY OTHER PRODUCT IN WHICH AFFYMETRIX HAS PATENT RIGHTS IS CONVEYED BY THE SOFTWARE. THIS
LIMITED LICENSE PERMITS ONLY THE USE OF THE PARTICULAR PRODUCT(S) THAT THE
USER HAS PURCHASED FROM AFFYMETRIX OR ITS LICENSEES OF PARTICULAR PATENT
RIGHTS.

3. Software Products.   The Affymetrix software products covered by this
Agreement include, but are not limited to, the following:

      [to be added]

4. Term.   This Agreement shall continue until terminated.  You may terminate this Agreement at any time by destroying all copies of the Software Products, including the associated storage media and documentation, and erasing all copies of the Software Products in both temporary and permanent storage on the System. Licensor may terminate this Agreement upon the breach by you of any term hereof.

5. Limited Warranty.   Licensor or its distributor warrants, for your benefit
alone, for a period of ninety (90) days from the date of commencement of this Agreement ("Warranty Period") that the associated storage media on which the Computer Programs reside will be free from defects in material and workmanship. Licensor further warrants, for your benefit alone, that during the Warranty Period the Computer Programs shall operate substantially in accordance with the associated documentation. If during the Warranty Period, a defect in the Computer Programs appears, you may return the Software Products to Licensor for either replacement or, if so elected by Licensor, refund of license fees paid by you to Distributor for use of the Software Products. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AFFYMETRIX AND ITS LICENSORS EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO THE SOFTWARE PRODUCTS. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

6. Limitation of Liability.   To the maximum extent permitted by applicable law,
Licensor's cumulative liability to you or any other party for any loss or damages resulting from any claims, demands, or actions arising out of or relating to this Agreement shall not exceed the license fees paid to Distributor for the use of the Software Products. In no event shall Licensor be liable for any incidental, consequential, special, or exemplary damages, or indirect damages for personal injury or lost profits, even if Licensor has been advised of the possibility of such damages. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY
NOT APPLY TO YOU.

7. Governing Law.   This Agreement shall be governed by and interpreted under
the laws of California, without regard to conflict of law provisions.

8. Severability.   Should any term of this Agreement be declared void or
unenforceable by any court of competent jurisdiction, such declaration shall have no effect on the remaining terms hereof.

9. U.S. Government Restricted Rights.   The Software Products and documentation
are provided with RESTRICTED RIGHTS as follows:

          a. Department of Defense LicenseesThe Government's right to use, modify, reproduce, release, perform, display, or disclose the Software Products are restricted by paragraph (b)(3) of the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause contained in the relevant contract between the Government and Affymetrix, Inc, 3380 Central Expressway, Santa Clara, California 95051. Any reproduction of the Software Products or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to the Software Products must promptly notify Affymetrix.

          b. Civilian Government Agency LicenseesUse, reproduction, or disclosure is subject to restrictions set forth in the relevant contract between the Government and Affymetrix, Inc, 3380 Central Expressway, Santa Clara, California 95051.

EXHIBIT 5
EXCUSED FABRICATION SYSTEMS

[**]
[**]
[**]
[**]
[**]
[**]
[**]

EXHIBIT 6
DISCOUNTED ORGANISMS

[**]
[**]
[**]
[**]
[**]
[**]